UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200
Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01 Other Events.

As previously announced, WSB Holdings, Inc. (the “Company”) entered into an agreement and plan of merger with Old Line Bancshares, Inc. (“Old Line Bancshares”) on September 10, 2012 pursuant to which the Company will merge with and into Old Line Bancshares (the “Merger”).  The agreement and plan of merger and its related agreements provide that consummation of the Merger is subject to certain closing conditions, including the receipt of required regulatory approvals.  Such approvals include approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”).  In addition, the parties were required to notify the Office of the Comptroller of the Currency (the “OCC”) of the transactions and receive a non-objection from the OCC.  Old Line Bancshares received the required Federal Reserve Board approval and OCC non-objection as of February 6, 2013, and it received the required Maryland Commissioner approval as of March 4, 2013.  Accordingly, all required regulatory approvals with respect to the Merger have now been received.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This report contains statements relating to a proposed merger between the Company and Old Line Bancshares that is the subject of a joint proxy statement/prospectus (the “Prospectus”) that has been filed with the Securities and Exchange Commission (the “SEC”) by Old Line Bancshares as part of its Registration Statement on Form S-4.  The Company filed the Prospectus with the SEC as a definitive proxy statement under cover of Schedule 14A in connection with its solicitation of proxies for the special meeting of stockholders relating to the approval of the Merger.

This report is not a substitute for the Prospectus or any other document that the Company or Old Line Bancshares has filed or may file with the SEC or has sent or may send to its stockholders in connection with the proposed merger.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC OR SENT TO STOCKHOLDERS, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER, INCLUDING A DESCRIPTION OF THE INTERESTS IN THE MERGER OF CERTAIN OF THE COMPANY’S EXECUTIVE OFFICERS AND DIRECTORS. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request, in the case of the Company, to Carol Ramey at (301) 352-3120.

Participants in the Transaction

Old Line Bancshares, the Company and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares and the Company in connection with the proposed merger.  Information about the directors and executive officers of Old Line Bancshares and the Company, as well as additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger, is set forth in the Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2013	WSB HOLDINGS, INC.

/s/ Carol A. Ramey
Carol A. Ramey
Senior Vice President and Chief Financial Officer